Exhibit 4.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-8) (File No. 333-129218), as amended on December 15, 2005, January 20, 2006, February 28, 2006, May 31, 2006, June 30, 2006, July 14, 2006 and July 17, 2006 and the Registration Statement (Form F-8) (File No. 333-135786) as amended on July 17, 2006 (collectively, the “Registration Statements”), pertaining to Inco Limited’s offer dated October 24, 2005 to purchase all of the issued and outstanding common shares of Falconbridge Limited (formerly Noranda Inc.) (the “Company”) and to the incorporation by reference in the Registration Statements of our auditors’ report dated February 7, 2006 (except as to Note 23 which is as of March 16, 2006) relating to the consolidated balance sheets of the Company as at December 31, 2005 and 2004, and the consolidated statements of income and retained earnings (deficit) and cash flows for the years then ended.

/s/ Ernst & Young LLP
Toronto, Canada,
July 17, 2006	Chartered Accountants